SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

October 14, 2011

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-131875	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of the President and Chief Operating Officer; Resignation from the Board

By mutual agreement of Zion Oil & Gas, Inc. (the “Company”) and William L. Ottaviani, effective October 14, 2011, Mr. Ottaviani’s employment with the Company as President and Chief Operating Officer was terminated.  The employment agreement with Mr. Ottaviani was scheduled to expire naturally on December 31, 2011. As provided for in the employment agreement, the termination of Mr. Ottaviani’s employment automatically resulted in his resignation from the Company’s Board of Directors.

In connection with the termination of employment, on October 14, 2011, the Company and Mr. Ottaviani entered into a settlement agreement pursuant to which  the Company agreed to remit to Mr. Ottaviani amounts otherwise payable under the employment agreement through January 14, 2012. Under the settlement agreement, Mr. Ottaviani furnished to the Company a general release.

Appointment of New President and Chief Operating Officer

           Following the departure of Mr. Ottaviani, on October 18, 2011, the Company appointed Mr. Victor Carrillo as the Company’s President and Chief Operating Officer.  Mr. Carrillo, age 46, has been serving as the Company’s Executive Vice President since January 2011 and as a director since September 2010. Mr. Carrillo will continue to serve on the Company’s Board of Directors.

Mr. Carrillo is a petroleum geologist and geophysicist, attorney, former city councilman, former county judge and former statewide elected official in Texas. For almost eight years, ending in January 2011, Mr. Carrillo served as a commissioner of the Railroad Commission of Texas (the State of Texas Board with regulatory jurisdiction over oil and gas exploration and production), having served as chairman of the three-member statewide elected board twice. Mr. Carrillo holds a law degree from the University of Houston Law Center, a Master of Science degree in geology from Baylor University, and a Bachelor of Science degree in geology from Hardin-Simmons University.  Mr. Carrillo also received an honorary doctorate degree from Hardin-Simmons University in May 2006. Mr. Carrillo’s background in petroleum geology and geophysics and regulatory experience as Chairman of the Railroad Commission of Texas furnishes to our board access to a greater understanding of both petroleum science and regulatory issues. Mr. Carrillo currently also serves as a director of Magnum Hunter Resources Corporation; an oil and gas company engaged in the acquisition, development and production of unconventional oil and gas resource plays in the United States and Canada. He also serves on the advisory board of the Maguire Energy Institute at Southern Methodist University in Dallas, Texas.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(i) Settlement Agreement, dated as of October 13, 2011 between Zion Oil & Gas, Inc. and William L. Ottaviani.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: October 18, 2011

Zion Oil and Gas, Inc.

By:	/s/ Richard J. Rinberg

Richard J. Rinberg
Chief Executive Officer